UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report (Date of earliest event reported):

December 7, 2006

Modine Manufacturing Company
Exact name of registrant as specified in its charter

Wisconsin	1-1373	39-0482000
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer Identification Number

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

TABLE OF CONTENTS

ITEM 1.01. Entry Into a Material Definitive Agreement.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

ITEM 9.01.     Financial Statements and Exhibits.

Signature

Exhibit Index

EX-10.1       Note Purchase Agreement among Modine Manufacturing Company (“Modine”) and the Purchasers for the issuance and sale by Modine of 5.68% Senior Notes Series A due December 7, 2017 and Series B due December 7, 2018 in an aggregate principal amount of $75,000,000.

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01. Entry Into a Material Definitive Agreement.

On December 7, 2006, Modine Manufacturing Company (“Modine”) entered into a Note Purchase Agreement among The Prudential Insurance Company of America, Gibralter Life Insurance Co., Ltd., Teachers Insurance and Annuity Association of America, Country Life Insurance Company and Hare & Co. for the issuance and sale by Modine in a private placement of Series A 5.68% Senior Notes due December 7, 2017 and The Prudential Life Insurance Company, Ltd., Hare & Co., UMBTRU&CO, Time Insurance Co., American Memorial Life Insurance Company, Prudential Retirement Insurance and Annuity Company, American Bankers Insurance Company of Florida, Inc., Union Security Insurance Company and American Security Insurance Company for the issuance and sale by Modine in a private placement of Series B 5.68% Senior Notes due December 7, 2018 (collectively, the “Notes”) in an aggregate principal amount of $75,000,000 (the “Note Purchase Agreement”). JPMorgan Securities Inc. acted as Modine’s agent with respect to the placement of the Notes.

Modine will use the proceeds from the sale of the Notes for general corporate purposes, including the payment of debt.

Modine will pay the principal amount of the Series A Notes then outstanding on December 7, 2017 and the principal amount of the Series B Notes then outstanding on December 7, 2018. Modine may prepay the Notes subject to certain restrictions and the payment of a make-whole amount. Interest on the Notes of 5.68% is payable semiannually until the principal shall have become due and payable. To the extent permitted by law, upon the occurrence of an event of default, interest shall accrue on any amount due at a rate equal to the greater of 7.68% or 2.0% over prime as announced by JPMorgan Chase Bank, N.A. The payment by Modine of all amounts due with respect to the Notes and the performance by Modine under the Note Purchase Agreement are absolutely and unconditionally guaranteed by certain of Modine’s domestic subsidiaries.

The Note Purchase Agreement contains customary covenants (including compliance with laws, maintenance of insurance, keeping of books, conduct of business, maintenance of properties, payment of taxes, inspection of records, furnishing of quarterly and annual financial statements, quarterly compliance certificates and other financial information).

The Note Purchase Agreement also contains customary restrictive covenants including certain restrictions on the following:

•	Other indebtedness, including that of guarantor subsidiaries;
•	Consolidations and mergers;
•	Sale of assets;
•	Investments, loans and advances;
•	Liens and encumbrances;
•	Transactions with affiliates; and
•	Modine’s Consolidated Total Debt to Consolidated EBITDA ratio.

The Note Purchase Agreement sets forth certain events of default including Modine’s (i) failure to pay any principal or “make whole” amount when due; (ii) failure to pay interest on the Notes when due; (iii) default in the performance of the covenants regarding providing notice of default, limitation on debt and limitation on liens and sale of assets; (iv) default in the observance or performance of other covenants for 30 days after written notice; (v) representation or warranty in the Note Purchase Agreement proves to have been false or incorrect in any material respect on the date as of which it was made; (vi) default in the payment on any outstanding debt in an aggregate principal amount of at least $20,000,000; (vii) becoming subject to bankruptcy events; (viii) becoming subject to one or more unpaid judgments in excess of $20,000,000; (ix) becoming subject to liability under ERISA or having certain events occur under ERISA covered plans that would have a material adverse affect on Modine; and (x) subsidiary guarantees ceasing to be valid. Except as described below, upon the happening of any event of default, the holder or holders of not less than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to Modine, declare all the notes then outstanding to be immediately due and payable. If an event of default with respect to the payment of principal or interest on the Notes occurs, any holder or holders of the Notes at the time outstanding affected by such event of default may at any time at its or their option, by notice or notices to Modine, declare all of the Notes held by it or them to be immediately due and payable. If an event of default with respect to bankruptcy proceedings occurs, all of the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of any holders of the Notes.

There are no material relationships between Modine and any of the purchasers except that The Prudential Life Insurance Company Ltd. and Prudential Retirement Insurance and Annuity Company are also parties to an existing Note Purchase Agreement with Modine.

The foregoing description of the Note Purchase Agreement is qualified in its entirety by reference to the Note Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this report.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosure under Item 1.01 of this report, which is incorporated by reference into this Item 2.03 in its entirety.

ITEM 9.01.     Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c)  Exhibits

10.1 Note Purchase Agreement among Modine Manufacturing Company (“Modine”) and the Purchasers for the issuance and sale by Modine of 5.68% Senior Notes due December 7, 2017 and December 7, 2018 in an aggregate principal amount of $75,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

By: /s/ D. B. Rayburn
D. B. Rayburn President and Chief Executive Officer

Date: December 11, 2006

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1
Note Purchase Agreement among Modine Manufacturing Company (“Modine”) and the Purchasers for the issuance and sale by Modine of 5.68% Senior Notes due December 7, 2017 and December 7, 2018 in an aggregate principal amount of $75,000,000.